UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2014

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

Purchase Agreement

On June 19, 2014, Global Partners LP, a Delaware limited partnership (the “Partnership”) and GLP Finance Corp., a Delaware corporation (“Finance” and, together with the Partnership, the “Issuers”), and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchasers (as defined therein) (the “Initial Purchasers”) pursuant to which the Issuers agreed to sell $375 million aggregate principal amount of the Issuers’ 6.25% senior notes due 2022 (the “Notes”) to the Initial Purchasers in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Purchase Agreement contained customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement required the execution of a registration rights agreement, described below, relating to the Notes.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.  The description of the Purchase Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Closing of the offering occurred on June 24, 2014.  The Partnership used the net proceeds from the offering to repay a portion of the borrowings outstanding under its revolving credit facility and to repurchase all of its $150 million of Existing HY Notes (as hereinafter defined), as follows: the principal amount of $70.0 million of 8.0% Senior Notes due 2018 (the ‘‘8.0% Senior Notes’’) and the principal amount of $80.0 million of 7.75% Senior Notes due 2018 (the ‘‘7.75% Senior Notes’’ and, together with the 8.0% Senior Notes, the “Existing HY Notes”), including premium payments but excluding accrued and unpaid interest.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is administrative agent, swing line lender, alternative currency fronting lender, L/C issuer and lender under the Partnership’s credit agreement; affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are co-syndication agents and lenders under the Partnership’s credit agreement and affiliates of RBS Securities Inc., BNP Paribas Securities Corp., Rabo Securities USA, Inc., BMO Capital Markets Corp., Mitsubishi UFJ Securities (USA), Inc., Santander Investment Securities Inc., Credit Agricole Securities (USA) Inc. and SG Americas Securities, LLC are lenders under the Partnership’s credit agreement. As described, net proceeds of this offering were used to repay a portion of the borrowing outstanding under the Partnership’s revolving credit facility. Because affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, RBS Securities Inc., BNP Paribas Securities Corp., Rabo Securities USA, Inc., BMO Capital Markets Corp., Mitsubishi UFJ Securities (USA), Inc., Santander Investment Securities Inc., Credit Agricole Securities (USA) Inc. and SG Americas Securities, LLC are lenders under the Partnership’s revolving credit facility, such affiliates received a substantial portion of the net proceeds of the offering from the repayment of borrowings outstanding thereunder.

Indenture

In connection with the private placement of the Notes on June 24, 2014 the Issuers, the Guarantors and Deutsche Bank Trust Company Americas as trustee, entered into an indenture (the “Indenture”).

The Notes will mature on July 15, 2022 with interest accruing at a rate of 6.25% per annum and payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2015.  The Notes are guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.  Upon a continuing event of default, the trustee or the holders of at least 25% in principal amount of the

Notes may declare the Notes immediately due and payable, except that an event of default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.

The Issuers will have the option to redeem up to 35% of the Notes prior to July 15, 2017 at a redemption price (expressed as a percentage of principal amount) of 106.25% plus accrued and unpaid interest, if any.  The Issuers will have the option to redeem the Notes, in whole or in part, at any time on or after July 15, 2017, at the redemption prices of 104.688% for the twelve-month period beginning on July 15, 2017, 103.125% for the twelve-month period beginning July 15, 2018, 101.563% for the twelve-month period beginning July 15, 2019, and 100.000% beginning on July 15, 2020 and at any time thereafter, together with any accrued and unpaid interest to the date of redemption.  In addition, before July 15, 2017, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date.  The holders of the notes may require the Issuers to repurchase the Notes following certain asset sales or a Change of Control (as defined in the Indenture) at the prices and on the terms specified in the Indenture.

The Indenture contains covenants that will limit the Partnership’s ability to, among other things, incur additional indebtedness and issue preferred securities, make certain dividends and distributions, make certain investments and other restricted payments, restrict distributions by its subsidiaries, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. Events of default under the Indenture include (i) a default in payment of principal of, or interest or premium, if any, on, the Notes, (ii) breach of the Partnership’s covenants under the Indenture, (iii) certain events of bankruptcy and insolvency, (iv) any payment default or acceleration of indebtedness of the Partnership or certain subsidiaries if the total amount of such indebtedness unpaid or accelerated exceeds $15.0 million and (v) failure to pay within 60 days uninsured final judgments exceeding $15.0 million.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K. The description of the Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Registration Rights Agreement

On June 24, 2014, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers in connection with the Issuers’ private placement of the Notes.  Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes with terms identical to the Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 360th day after June 24, 2014.  Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes.  If the exchange offer is not completed on or before the 360th day after June 24, 2014, the annual interest rate borne by the Notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective (or automatically becomes effective).

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K.  The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Exchange Rights Agreements

On June 19, 2014, the Issuers entered into a letter agreement with each of FS Energy and Power Fund and certain funds managed by Kayne Anderson Capital Advisors, L.P. (the “Exchange Rights Agreements”) pursuant to which the parties agreed to modifications to or waivers of certain of the provisions of the indentures governing the Existing HY Notes for purposes of effecting the repayment of the Existing HY Notes with a portion of the proceeds of the Issuers’ private placement of the Notes and the subsequent issuance of a portion of the Notes to the holders of the Existing HY Notes.

A copy of each of the Exchange Rights Agreement is filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.  The description of the Exchange Rights Agreement contained herein is qualified in its entirety by the full text of such exhibits.

According to a Schedule 13G/A filed on February 13, 2014, Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne beneficially owned 3,789,084 common units of the Partnership, representing 13.81% of the common units then outstanding.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
4.1	Indenture, dated as of June 24, 2014, among the Issuers, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee

4.2	Registration Rights Agreement, dated June 24, 2014, among the Issuers, the Guarantors and the Initial Purchasers

10.1	Purchase Agreement, dated June 19, 2014 among the Issuers, the Guarantors and the Initial Purchasers

10.2	Exchange Rights Agreement, dated June 19, 2014 by and among Global Partners LP. GLP Finance Corp. and FS Energy and Power Fund

10.3

Exchange Rights Agreement, dated June 19, 2014 by and  among Global Partners LP. GLP Finance Corp., FS Energy and Power Fund, Kayne Anderson Non-Traditional Investments, L.P., Kanti (QP), L.P., Kayne Anderson Capital Income Partners (QP), L.P., Kayne Anderson Income Partners, L.P., Kayne Anderson Infrastructure Income Fund, L.P., Kayne Energy Credit Opportunities, L.P. and Karbo L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: June 25, 2014

		By:	/s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Indenture, dated as of June 24, 2014, among the Issuers, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee

4.2	Registration Rights Agreement, dated June 24, 2014, among the Issuers, the Guarantors and the Initial Purchasers

10.1	Purchase Agreement, dated June 19, 2014 among the Issuers, the Guarantors and the Initial Purchasers

10.2	Exchange Rights Agreement, dated June 19, 2014 by and among Global Partners LP. GLP Finance Corp. and FS Energy and Power Fund

10.3

Exchange Rights Agreement, dated June 19, 2014 by and  among Global Partners LP. GLP Finance Corp., FS Energy and Power Fund, Kayne Anderson Non-Traditional Investments, L.P., Kanti (QP), L.P., Kayne Anderson Capital Income Partners (QP), L.P., Kayne Anderson Income Partners, L.P., Kayne Anderson Infrastructure Income Fund, L.P., Kayne Energy Credit Opportunities, L.P. and Karbo L.P.